Exhibit 24
February 16, 1994


W. L. Westbrook, John F. Young and Wayne Boston


Dear Sirs:

Savannah Electric and Power Company proposes to file with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933 with respect to the issuance and sale by the Company of up to $65,000,000 of additional first mortgage bonds and preferred stock.

Savannah Electric and Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint
W. L. Westbrook, John F. Young and Wayne Boston our true and lawful Attorneys for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said registration statement and appropriate amendment or amendments (including post-effective amendments) thereto, to be accompanied by a prospectus and any appropriately amended or supplemented prospectus and any necessary exhibits.

Savannah Electric and Power Company hereby authorizes all or any one of the above to execute said registration statement and any amendments (including post-effective amendments) thereto on its behalf as attorneys-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of Savannah Electric and Power Company hereby authorize all or any one of the above to sign said registration statement as attorneys-in-fact on behalf of said directors and officers and to amend, or remedy any deficiencies with respect to, said registration statement by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

                              Yours very truly,

                              SAVANNAH ELECTRIC AND POWER COMPANY



                              By: /s/Arthur M. Gignilliat, Jr.
                                     Arthur M. Gignilliat, Jr.
                                           President and
                                      Chief Executive Officer
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                              - 2 -




/s/Helen Q. Artley                 /s/Robert B. Miller, III



/s/Paul J. DeNicola                /s/James M. Piette



/s/Brian R. Foster                 /s/Arnold M. Tenenbaum



/s/Arthur M. Gignilliat, Jr.       /s/Frederick F. Williams, Jr.



/s/Walter D. Gnann                 /s/K. R. Willis



/s/John M. McIntosh
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Extract from minutes of meeting of the board of directors of
Savannah Electric and Power Company.

                       - - - - - - - - - -

          RESOLVED: That for the purpose of signing a registration statement or statements under the Securities Act of 1933 to be filed with the Securities and Exchange Commission with respect to the issuance and sale by the Company of an aggregate of up to $100,000,000 First Mortgage Bonds and Preferred Stock from time to time; and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such statements become effective), this Company, the members of its Board of Directors, and its officers, are authorized to give their several powers of attorney to W. L. Westbrook, John F. Young and Wayne Boston.

                       - - - - - - - - - -

          The undersigned officer of Savannah Electric and Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Savannah Electric and Power Company, duly held on November 18, 1993, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  March 4, 1994          SAVANNAH ELECTRIC AND POWER COMPANY


                              By /s/Wayne Boston
                                    Wayne Boston
                                 Assistant Secretary
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